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                                                                    EX-5.1





                            PAUL, HASTINGS, JANOFSKY & WALKER
                   A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                                  THIRTY-FIRST FLOOR
                                    399 PARK AVENUE
                             NEW YORK, NEW YORK 10022-4697
                                TELEPHONE (212) 318-6000
                                     TWX 910-250-5117
                                 FACSIMILE (212) 319-4090



                                     July 17, 1996



                                                                20800.68623


XPEDITE SYSTEMS, INC.
446 Highway 35
Eatontown, New Jersey  07724


Ladies and Gentlemen:

     We have acted as counsel to Xpedite Systems, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the resale by certain stockholders of the Company (the "Selling Stockholders") of up to an aggregate of 1,600,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share.

     In our capacity as counsel for the Company in connection with the above-referenced matter, we have examined the Amended and Restated Certificate of Incorporation and Restated Bylaws of the Company, and the originals, or copies certified or otherwise identified as such, of records of corporate action of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents, as a basis for the opinions hereinafter expressed.

     Based upon our examination as aforesaid, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable shares of Common Stock of the Company.

     We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement and to the reference to our Firm under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                              Very truly yours,
                              /s/ PAUL, HASTINGS, JANOFSKY & WALKER